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                                    Exhibit 1


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                                 [GRAPHIC OMITTED]

                                    ADVISORY

                 DURBAN ROODEPOORT DEEP, LIMITED RESULTS FOR THE
                         QUARTER ENDED 30 SEPTEMBER 2003

   Please be advised that Durban Roodepoort Deep, Limited will release results for the quarter ended 30 September 2003 on THURSDAY, 23 OCTOBER 2003 at 09:00 (SA TIME). The results will be available on the website
                       (www.durbans.com or www.drd.co.za)
                        ---------------    -------------


     A POWERPOINT SLIDE PRESENTATION will be available on DRD's website from
                                 13:00 ON 23 OCT

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    Management of DRD will host a conference call webcast at 15:00 (SA TIME), accessible via

                       WWW.DRD.CO.ZA OR WWW.DURBANS.COM OR
                         -------------- ---------------

            HTTP://WWW.CORPCAM.COM/REGISTERBEFOREVIEWING.ASP?REGID=22
            ---------------------------------------------------------


                     CONFERENCE CALL DETAILS ARE AS FOLLOWS:


   ALL NUMBERS ARE TOLL FREE (PLEASE DIAL IN 5 TO 10 MINUTES BEFORE THE CALL)

                    SOUTH AFRICA                :                 0800 200 648

                    USA                         :                 1800 860 2442

                    UK                          :                 0800 917 7042

                    CANADA                      :                 1866 802 2443

                    AUSTRALIA                   :                 1800 350 100



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